SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of June 28, 2019, among Adhera Therapeutics, Inc., a Delaware corporation (the “Company”), IthenaPharma, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Ithena”), Cequent Pharmaceuticals, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“CPI”), and MDRNA Research, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Research” and, collectively with the Company, Ithena and CPI, the “Grantors” and each, individually, a “Grantor”), the various subscribers (each such person (including any subscriber that becomes a party to this Agreement after the date hereof) a “Purchaser” and collectively the “Purchasers”) signatory to those certain Subscription Agreements of substantially like tenor that the Company entered into, and may enter into after the date hereof, with such subscribers pursuant to which the Company shall issue to such subscribers a secured promissory note of the Company (each a “Subscription Agreement” and collectively the “Subscription Agreements”), and Jeff S. Phillips, as agent (the “Agent”) for the Purchasers (the Agent, together with the Purchasers, together with the successors and assigns of each, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, the Company has entered into, or may enter into, a Subscription Agreement with each Purchaser; and

WHEREAS, pursuant to the terms and conditions of the Subscription Agreements, the Purchasers have agreed to extend loans to the Company, repayment of which is evidenced by the Notes issued to the Purchasers pursuant to the Subscription Agreements; and

WHEREAS, in order to induce the Purchasers to enter into the Subscription Agreements and to extend the loans pursuant to the Subscription Agreements, the Grantors have agreed to execute and deliver to the Purchasers this Agreement and to grant the Secured Parties a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, the Secured Obligations, and

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. All capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Notes, or if not expressly defined in the Notes, then in the Subscription Agreements. Any terms used in this Agreement that are defined in the Code (whether or not capitalized) shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Notes or the Subscription Agreements; provided, however, that if the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(a) “Account” means an account (as that term is defined in the Code).

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(b) “Account Debtor” means an account debtor (as that term is defined in the Code).

(c) “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

(d) “Books” means books and records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information).

(e) “Chattel Paper” means chattel paper (as that term is defined in the Code) and includes tangible chattel paper and electronic chattel paper.

(f) “Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Secured Parties’ Liens on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(g) “Collateral” has the meaning specified therefor in Section 2; provided, however, that “Collateral” shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.

(h) “Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 8 attached hereto.

(i) “Company” and “Companies” shall mean the Grantors.

(j) “Copyrights” means copyrights and copyright registrations, and also includes (i) the copyright registrations and applications listed on Schedule 2 attached hereto and made a part hereof (as the same may be amended or modified from time to time), (ii) all extensions or renewals thereof, (iii) all income, royalties, damage awards and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iv) the right to sue for past, present and future infringements thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

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(k) “Deposit Account” means a deposit account (as that term is defined in the Code).

(l) “Equipment” means equipment (as that term is defined in the Code).

(m) “Excluded Property” means, collectively, (i) any permit, lease, license, contract, instrument or other agreement held by any Grantor that prohibits or requires the consent of any Person other than the Grantors which consent has not been obtained as a condition to the creation by such Grantor of a Lien thereon, or any permit, lease, license, contract or other agreement held by any Grantor to the extent that any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority applicable thereto prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Code, (ii) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed), and (iii) Equipment owned by any Grantor that is subject to a purchase money Lien or capital lease (in each case, to the extent permitted under the Subscription Agreements) if the contract or other agreement in which such Lien is granted (or in the documentation providing for such capital lease) prohibits or requires the consent of any Person which consent has not been obtained other than the Grantors as a condition to the creation of any other Lien on such Equipment; provided, however, Excluded Property shall not include any Collateral described in subsection (i) and (iii) of this subsection (m) to the extent that any such consent or lapse, as applicable, (x) has been waived or (y) would be rendered ineffective pursuant to Sections 9-406, 9-408, 9-409 of the Code or other applicable provisions of the Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code, when applicable) or principles of equity; provided, that immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and each such Grantor shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect. “Excluded Property” shall not include any Proceeds, substitutions or replacements of Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).

(n) “Event of Default” has the meaning specified therefor in the Notes.

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(o) “General Intangibles” means general intangibles (as that term is defined in the Code), and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs and other Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

(p) “Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

(q) “Grantor” and “Grantors” have the meanings specified therefor in the recitals to this Agreement.

(r) “Initial Closing Date” has the meaning specified therefor in the Subscription Agreements.

(s) “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement of other similar relief.

(t) “Intellectual Property” means Patents, Copyrights, Trademarks, the goodwill associated with such Trademarks, trade secrets and confidential and proprietary customer lists, and Intellectual Property Licenses.

(u) “Intellectual Property Collateral” means Grantors’ Patents, Trademarks and Copyrights, now owned or hereafter accrued, and all goodwill of the business connected with the use of, and symbolized by, such Trademarks.

(v) “Intellectual Property Licenses” means rights under or interests in any Patent, Trademark, Copyright or other Intellectual Property, including software license agreements with any other party (other than commercial off the shelf software), whether the applicable Grantor is a licensee or licensor under any such license agreement, including the license agreements listed on Schedule 3 attached hereto and made a part hereof.

(w) “Inventory” means inventory (as that term is defined in the Code).

(x) “Investment Related Property” means investment property (as that term is defined in the Code).

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(y) “Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts, and documents.

(z) “Notes” has the meaning specified therefor in the Subscription Agreements.

(aa) “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing, of any Grantor to Secured Parties under this Agreement, the Notes, the Subscription Agreements, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on, the Notes and the loans extended pursuant thereto (including any interest that accrues after the commencement of an Insolvency Proceeding regardless of whether allowed or allowable in whole or in part as a claim in such Insolvency Proceeding); (ii) any and all other fees, legal fees and other expenses, indemnities, costs, obligations and liabilities of the Grantors from time to time under or in connection with this Agreement, the Notes, the Subscription Agreements, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Grantor. Any reference in this Agreement to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

(bb) “Organizational Documents” means, with respect to each Grantor, the documents by which such Grantor was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Grantor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

(cc) “Patents” means patents and patent applications, and also includes (i) the patents and patent applications listed on Schedule 4 attached hereto and made a part hereof (as the same may be amended or modified from time to time), (ii) all divisions, continuations, continuations-in-part, reissues and extensions thereof, (iii) all income, royalties, damage awards and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iv) the right to sue for past, present and future infringements thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

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(dd) “Permitted Encumbrances” means (a) liens in favor of Agent, on behalf of itself and Purchasers, to secure the Secured Obligations, (b) liens (i) with respect to the payment of taxes, assessments or other governmental charges or (ii) of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar liens, in each case imposed by law and arising in the ordinary course of business, and securing amounts that are not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are maintained on the books of the applicable Grantor in accordance with GAAP and which do not involve, in the reasonable judgment of Agent, any risk of the sale, forfeiture or loss of any of the Collateral (a “Permitted Contest”), (c) liens existing on the date hereof and set forth on Schedule 9 hereto, (d) liens securing purchase money indebtedness, provided that (i) such liens exist prior to the acquisition of, or attach substantially simultaneous with, or within 30 days after the, acquisition, repair, improvement or construction of, such property financed by such indebtedness and (ii) such liens do not extend to any property of a Grantor other than the property (and proceeds thereof) acquired or built, or the improvements or repairs, financed by such indebtedness, and (e) licenses entered into in the ordinary course of business.

(ee) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(ff) “Proceeds” has the meaning specified therefor in Section 2.

(gg) “Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

(hh) “Requisite Purchasers” shall mean Purchasers holding in aggregate a majority of the principal amount of the Notes.

(ii) “Security Interest” has the meaning specified therefor in Section 2.

(jj) “Secured Obligations” means each and all of the following: (a) each and all of the present and future obligations of Grantors now existing or hereafter arising from this Agreement, the Notes or the Subscription Agreements, and (b) all Obligations of the Grantors, including, in the case of each of clauses (a) and (b), reasonable attorneys’ fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding in each case, subject to any applicable limitations expressly provided in this Agreement, the Notes and the Subscription Agreements, as applicable.

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(kk) “Secured Party’s Liens” means the Liens granted by the Grantors to Secured Parties under the Transaction Documents.

(ll) “Securities Account” means a securities account (as that term is defined in the Code).

(mm) “Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Commission under the Exchange Act).

(nn) “Subscription Agreements” has the meaning specified therefor in the recitals to this Agreement.

(oo) “Supporting Obligations” means supporting obligations (as such term is defined in the Code).

(pp) “Trademarks” means trademarks, trade names, trademark applications, service marks, service mark applications, and also includes (i) the registered or applied for trade names, trademarks, trademark applications, service marks, and service mark applications listed on Schedule 5 attached hereto and made a part hereof (as the same may be amended or modified from time to time), (ii) all renewals thereof, (iii) all income, royalties, damage awards and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future (A) infringements and dilutions thereof and (B) injury to the goodwill associated therewith, (iv) the right to sue for past, present and future (A) infringements and dilutions thereof and (B) injury to the goodwill associated therewith, (v) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor’s rights corresponding thereto throughout the world.

(qq) “Transaction Documents” means this Agreement, the Notes and the Subscription Agreements.

(rr) “URL” means “uniform resource locator,” an internet web address.

2. Guaranty and Grant of Security. (A) Each Grantor, in consideration of the mutual benefits obtained thereby and for other valuable consideration hereby acknowledged, hereby unconditionally guarantees to the benefit of Agent, for the benefit of the Purchasers and Agent, the prompt payment and performance of each and all of the Secured Obligations of the other, without setoff or counterclaim each of which are hereby waived.

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(B) Each Grantor hereby unconditionally grants, assigns, and pledges to Agent on behalf of Secured Parties a continuing security interest (herein referred to as the “Security Interest”) in all such Grantor’s right, title and interest in and to its property, tangible or intangible, of such Grantor whether now owned or hereafter acquired or arising and wherever located (the “Collateral”), including without limitation to such Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located:

(a)	all of such Grantor’s Accounts;

(b)	all of such Grantor’s Books;

(c)	all of such Grantor’s Chattel Paper;

(d)	all of such Grantor’s Deposit Accounts;

(e)	all of such Grantor’s Equipment and fixtures;

(f)	all of such Grantor’s General Intangibles, including the Intellectual Property Collateral;

(g)	all of such Grantor’s Inventory;

(h)	all of such Grantor’s Investment Related Property;

(i)	all of such Grantor’s Negotiable Collateral;

(j)	all of such Grantor’s rights in respect of Supporting Obligations;

(k)	all of such Grantor’s Commercial Tort Claims;

(l) all of such Grantor’s money, cash equivalents, or other assets of each such Grantor that now or hereafter come into the possession, custody, or control of Agent or any Secured Party;

(m) all of the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Related Property, Negotiable Collateral, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or any Secured Party from time to time with respect to any of the Investment Related Property.

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3. Security for Obligations. This Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Secured Parties but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4. Grantors Remain Liable; Third Party Licensees. (A) Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent or any Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) Agent and Secured Parties shall not have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall Agent or any Secured Party be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement or other Transaction Documents, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the Notes and the Subscription Agreements.

(B) Secured Parties acknowledge and agree that the security interest arising hereunder in any Intellectual Property licensed by a Grantor to a third party in an arms-length transaction shall be subject to the rights of such third party licensee, whether such arms-length transaction is now existing or is entered into following the execution and delivery of this Agreement. Upon the request of a Grantor, Agent, on behalf of the Purchasers, shall provide an estoppel to such third party licensee with respect to the foregoing. Secured Parties acknowledge that no security interest or right is granted by any Grantor in property to the extent that such property, including Intellectual Property, is not owned by said Grantor.

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5. Representations and Warranties. As of the Closing, each Grantor hereby represents and warrants as follows:

(a) The exact legal name, jurisdiction of incorporation, organization or formation, organizational identification number, if any, and chief executive office of each of the Grantors is set forth on Schedule 1 attached hereto. No Grantor has trade names except as set forth on Schedule 1 attached hereto. No Grantor has used any name other than that as set forth on Schedule 1 for the preceding five years. No entity has merged into any Grantor or been acquired by any Grantor within the past five years except as set forth on Schedule 1.

(b) Schedule 6 attached hereto sets forth all Real Property owned or leased by Grantors as of the Initial Closing Date.

(c) As of the Initial Closing Date, no Grantor has any interest in, or title to, any registered Copyrights, material Intellectual Property Licenses, registered Patents or Trademarks except as set forth on Schedules 2, 3, 4 and 5, respectively, attached hereto. This Agreement is effective to create a valid and continuing Lien on such Copyrights, Intellectual Property Licenses, Patents and Trademarks. No Grantor has any interest in any Copyright that is necessary in connection with the operation of such Grantor’s business, except for those Copyrights identified on Schedule 2 attached hereto which have been registered with the United States Copyright Office.

(d) Each Grantor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Grantor of this Agreement and the filings contemplated herein have been duly authorized by all necessary action on the part of such Grantor and no further action is required by such Grantor. This Agreement has been duly executed by each Grantor. This Agreement constitutes the legal, valid and binding obligation of each Grantor, enforceable against such Grantor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(e) No written claim has been received by any Grantor that any Collateral or any Grantor’s use of any Collateral violates the rights of any third party that has not been resolved to the satisfaction of such Grantor. There has been no adverse decision to any Grantor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to such Grantor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the knowledge of such Grantor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(f) Each Grantor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business (except when temporarily kept at the offices of its attorneys or accountants) and may not relocate such books of account and records or tangible Collateral unless it delivers to Agent at least thirty (30) days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the Code and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of Secured Parties, subject to Permitted Encumbrances, a valid, perfected and continuing perfected first priority lien in the Collateral.

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(g) The execution, delivery and performance of this Agreement by each Grantor do not (i) violate any of the provisions of the Organizational Documents of any Grantor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Grantor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing such Grantor’s debt or otherwise) or other understanding to which any Grantor is a party or by which any property or asset of any Grantor is bound or affected, except in all cases, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. If any, all required consents (including, without limitation, from stockholders or creditors of the Grantor) necessary for the Grantor to enter into and perform its obligations hereunder have been obtained.

(h) This Agreement creates a valid security interest in the Collateral of each of Grantors, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations. All filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and Secured Party, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule 6 attached hereto. Upon the making of such filings, Secured Parties shall have, subject to Permitted Encumbrances, a first priority perfected security interest in the Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement. All action by any Grantor necessary to protect and perfect such security interest on each item of Collateral has been duly taken (to the extent such action is required under this Agreement). To the extent a security interest therein can not be created under the Code by filing a financing statement, at any time and from time to time, each Guarantor shall take such steps as the Agent and the Secured Parties may reasonably request for each Guarantor (a) to obtain an acknowledgment, in form and substance reasonably satisfactory to the Agent and the Secured Party, of any bailee having possession of any of the Collateral, that such bailee holds such Collateral for the Secured Party, (b) to obtain control of any investment property, deposit accounts, letter of-credit rights or electronic chattel paper (as such terms are defined in Article 9 of the Code) as set forth in Article 9 of the Code, and, where control is established by written agreement, such agreement shall be in form and substance reasonably satisfactory to the Agent and the Secured Party, and (c) otherwise to insure the continued perfection and priority of Secured Party’s security interest in any of the Collateral and of the preservation of its rights therein.

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(i) No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, except those consents, approvals, authorizations or other actions, the failure of which to obtain could not reasonably be expected to cause a material adverse effect to such Grantor, or (ii) for the exercise by Secured Parties of the voting or other rights provided for in this Agreement or any other Transaction Document with respect to the Investment Related Property or the remedies in respect of the Collateral pursuant to this Agreement or any other Transaction Document, except as may be required in connection with such disposition of Investment Related Property by laws affecting the offering and sale of securities generally.

6. Covenants. Each Grantor, jointly and severally, covenants and agrees with Agent for the benefit of Secured Parties that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with the terms:

(a) Each Guarantor shall notify the Agent in writing of any change in the location of such Guarantor’s principal place of business or the location of any material tangible Collateral or the place(s) where the records concerning all intangible Collateral are kept or maintained.

(b) Each Guarantor will keep the Collateral in good condition and repair, ordinary wear and tear excepted, and will pay and discharge all taxes, levies and other impositions levied thereon as well as the cost of repairs to or maintenance of same, and will not permit anything to be done that may materially impair the value of any of the Collateral. If Guarantor fails to pay such sums, the Secured Parties may do so for Guarantor’s account and add the amount thereof to the Obligations.

(c) So long as an Event of Default has not occurred, each Guarantor shall have the right to process and sell the Collateral in the regular course of business. Secured Party’s security interest hereunder shall attach to all proceeds of all sales of the Collateral. If at any time any such proceeds shall be represented by any instruments, chattel paper or documents of title, then such instruments, chattel paper or documents of title shall be subject to the Security Interest granted hereby.

(d) Possession of Collateral. In the event that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property, or Chattel Paper, with a value, individually or in the aggregate, in excess of Twenty-Five Thousand Dollars ($25,000), and if and to the extent that perfection or priority of Secured Parties’ Security Interest is dependent on or enhanced by possession, the applicable Grantor, promptly (and in any event within one (1) Business Day) upon the request of Agent, shall execute such other documents and instruments as shall be reasonably requested by Agent or, if applicable, endorse and deliver physical possession of such Collateral to Agent or its representative, together with, if applicable, such undated powers endorsed in blank as shall be reasonably requested by Agent;

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(e) Chattel Paper.

(i) In the event that the Grantors acquire electronic Chattel Paper with a value, individually or in the aggregate, in excess of Twenty-Five Thousand Dollars ($25,000), the applicable Grantor shall promptly (and in any event within two (2) Business Days) notify Agent thereof, and upon the request of Agent, take all steps reasonably necessary to grant Agent control of all such electronic Chattel Paper in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction;

(ii) If any Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Subscription Agreements), promptly upon the request of Agent, such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interest of Jeff S. Phillips, as Agent”;

(f) Letter-of-Credit Rights. Each Grantor that is or becomes the beneficiary of a letter of credit with a face value in excess of Twenty-Five Thousand Dollars ($25,000) shall promptly (and in any event within two (2) Business Days after becoming a beneficiary), notify Agent thereof and, thereafter, upon the request by Agent, except with respect to documentary letters of credit received by a Grantor from customers in the ordinary course of business if no Event of Default has occurred and is continuing, take such actions Agent may reasonably request to grant Agent control thereof;

(g) Commercial Tort Claims. Each Grantor shall promptly (and in any event within two (2) Business Days of receipt thereof), notify Agent in writing upon becoming a plaintiff in respect of, or otherwise obtaining a Commercial Tort Claim after the date hereof and, upon request of Agent, promptly amend Schedule 8 to this Agreement to describe such after-acquired Commercial Tort Claim in a manner that reasonably identifies such Commercial Tort Claim, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed necessary or desirable by Agent to give Agent, subject to Permitted Encumbrances, a first priority perfected security interest in any such Commercial Tort Claim;

(h) Government Contracts. If any Account or Chattel Paper, individually or in the aggregate with a value in excess of Twenty-Five Thousand Dollars ($25,000), arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, Grantors shall promptly (and in any event within two (2) Business Days of the creation thereof) notify Agent thereof in writing and execute any instruments or take any steps reasonably required by Agent, to the extent permitted under, and in accordance with, applicable law, in order that all moneys due or to become due under such contract or contracts shall be assigned to Agent, and shall provide written notice thereof under the Assignment of Claims Act or other applicable law;

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(i) Intellectual Property.

(i) Each Grantor shall have the duty, to the extent necessary or economically desirable in the operation of its business, (A) to promptly sue for infringement, misappropriation, or dilution and to recover any and all awarded damages for such infringement, misappropriation, or dilution, (B) to prosecute diligently any trademark application or service mark application that is part of such Grantor’s Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of such Grantor’s Patents pending as of the date hereof or hereafter until the termination of this Agreement, and (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor’s Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings. Each Grantor shall promptly file an application with the United States Copyright Office for any Copyright that has not been registered with the United States Copyright Office if such Copyright is necessary or economically desirable in the operation of such Grantor’s business. Any expenses incurred in connection with the foregoing shall be borne by the appropriate Grantor. Each Grantor further agrees not to abandon any Trademark, Patent, Copyright, or Intellectual Property License that is necessary or economically desirable in the operation of such Grantor’s business; provided, however that any such Copyright shall then be deemed to be included on Schedule 2 hereof;

(ii) Grantors acknowledge and agree that Secured Parties shall have no duties with respect to the Trademarks, Patents, Copyrights, or Intellectual Property Licenses. Without limiting the generality of this Section 6(f), Grantors acknowledge and agree that Secured Parties shall not be under any obligation to take any steps necessary to preserve rights in the Trademarks, Patents, Copyrights, or Intellectual Property Licenses against any other Person, but Agent may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of the Company and shall be chargeable to the Company; and

(iii) In no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any Patent, Trademark, or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Agent prompt (and in any event within ten (10) Business Days) written notice thereof;

(j) Investment Related Property.

(i) If any Grantor shall receive or become entitled to receive any Investment Related Property after the Initial Closing Date, it shall promptly (and in any event within five (5) Business Days of receipt thereof) take all actions necessary to cause such Investment Related Property to become Collateral hereunder and subject to a lien and security interest in favor of Agent;

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(ii) Upon the occurrence and during the continuance of an Event of Default, all sums of money and property paid or distributed in respect of the Investment Related Property which are received by any Grantor shall be held by the Grantors in trust for the benefit of Secured Parties segregated from such Grantor’s other property, and such Grantor shall deliver it forthwith to Agent in the exact form received;

(iii) Each Grantor shall promptly deliver to Agent a copy of each notice or other communication received by it in respect of any Investment Related Property;

(iv) Each Grantor agrees that it will cooperate with Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law in connection with the Security Interest on the Investment Related Property or any sale or transfer thereof;

(k) Transfers and Other Liens. Except as otherwise expressly permitted hereby or by the Subscription Agreements, Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any of Grantors, except for Permitted Encumbrances. The inclusion of Proceeds in the Collateral shall not be deemed to constitute Secured Parties’ consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Transaction Documents;

(l) Insurance. The Grantors shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof (it being agreed that the insurance policies and amounts maintained by Grantors as of the Initial Closing Date are satisfactory).

(m) Copies. The Grantors shall deliver copies of such policies or the related certificates evidencing that Agent is listed as loss payee on property insurance and as additional insured on liability insurance within 10 days of closing and at the time any new policy of insurance is issued.

7. Relation to Other Security Documents. The provisions of this Agreement shall be read and construed with the other Transaction Documents referred to below in the manner so indicated.

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(a) Subscription Agreements. In the event of any conflict between any provision in this Agreement and a provision in the Subscription Agreements, such provision of the Subscription Agreements shall control.

(b) Notes. In the event of any conflict between any provision in this Agreement and a provision in the Notes, such provision of the Notes shall control.

8. Further Assurances.

(a) Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Agent may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable Agent on behalf of Secured Parties to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b) Subject to Section 8(c), each Grantor authorizes the filing by Agent on behalf of Secured Parties of financing or continuation statements, or amendments thereto and take other necessary actions for the perfection and preservation of the Security Interest granted or purported to be granted hereby, and such Grantor will execute and deliver to Agent such other instruments or notices, as may be necessary or as Agent or Secured Parties may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.

(c) Each Grantor authorizes Agent on behalf of Secured Parties at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance.

(d) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

9. Agent Right to Perform Contracts, Exercise Rights, etc. Upon the occurrence and during the continuance of an Event of Default, Agent on behalf of Secured Parties (or their designee) (a) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, (b) shall have the right to use any Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of Agent’s or Secured Parties’ rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, but only to the extent permitted by such licenses or the licensors thereunder or applicable law, and (c) shall have the right to request that any Stock that is pledged hereunder be registered in the name of Agent for the benefit of Secured Parties or any of their nominees.

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10. Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints Agent on behalf of Secured Parties its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Notes, to take any action and to execute any instrument which Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any Supporting Obligations in connection therewith or any other Collateral of such Grantor;

(b) to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of Secured Party;

(c) to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(d) to file any claims or take any action or institute any proceedings which Agent may deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of Secured Parties with respect to any of the Collateral;

(e) to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;

(f) to use any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, advertising matter or other industrial or intellectual property rights, in advertising for sale and selling Inventory and other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and

(g) Agent on behalf of Secured Parties shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Trademarks, Patents, Copyrights and Intellectual Property Licenses and, if Agent shall commence any such suit, the appropriate Grantor shall, at the request of Agent, do any and all lawful acts and execute any and all proper documents reasonably required by Agent in aid of such enforcement.

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To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

11. Agent or Secured Parties May Perform. If any of Grantors fails to perform any agreement contained herein, Agent or Secured Parties may perform, or cause performance of, such agreement, and the reasonable out-of-pocket expenses of Agent or Secured Parties incurred in connection therewith shall be payable severally by Grantors.

12. Appointment of Agent by Purchasers; Agent’s and Secured Parties’ Duties.

(a) Appointment of Agent. Each Purchaser hereby appoints Jeff S. Phillips (together with any successor Agent appointed hereunder) as Agent under this Security Agreement (collectively, with all related and incidental documents, the “Security Documents”) and authorizes Agent to (a) execute and deliver the Security Documents and accept delivery thereof on its behalf from Grantors, (b) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Security Documents and (c) exercise such powers as are reasonably incidental thereto. The provisions of this Article 12 are solely for the benefit of Agent and Purchasers and none of Grantors nor any other person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Security Documents, Agent shall act solely as an agent of Purchasers and does and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Grantor or any other person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Security Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Security Document or otherwise a fiduciary or trustee relationship in respect of any Purchaser. Except as expressly set forth in this Agreement and the other Security Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Grantor that is communicated to or obtained by Agent or any of its affiliates in any capacity.

(b) Agent’s Requests, etc. If Agent shall request instructions from Requisite Purchasers or all affected Purchasers with respect to any act or action (including failure to act) in connection with this Agreement or any other Security Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Purchasers or all affected Purchasers, as the case may be, and Agent shall not incur liability to any person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Security Document (a) if such action would, in the opinion of Agent, be contrary to law or any Security Document, (b) if such action would, in the opinion of Agent, expose Agent to any potential liability under any law, statute or regulation or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Purchaser shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Security Document in accordance with the instructions of Requisite Purchasers or all affected Purchasers, as applicable.

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(c) Purchaser Credit Decision. Each Purchaser acknowledges that it has, independently and without reliance upon Agent or any other Purchaser and based on such other documents and information as it has deemed appropriate, made its own credit and financial analysis of each Grantor and its own decision to enter into this Agreement. Each Purchaser also acknowledges that it will, independently and without reliance upon Agent or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Purchaser acknowledges the potential conflict of interest of each other Purchaser as a result of Purchasers holding disproportionate interests in the Notes, and expressly consents to, and waives, any claim based upon, such conflict of interest.

(d) Indemnification. Purchasers shall and do hereby indemnify Agent (to the extent not reimbursed by Grantors and without limiting the obligations of Grantors hereunder), ratably according to their respective pro rata shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Security Document or any action taken or omitted to be taken by Agent in connection therewith; provided that no Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Purchaser agrees to reimburse Agent promptly upon demand for its pro rata share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Security Document, to the extent that Agent is not reimbursed for such expenses by Grantors. The provisions of this paragraph (g) shall survive the termination of this Agreement.

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(e) Successor Agent. Agent may resign at any time by giving not less than 30 days’ prior written notice thereof to Purchasers and Grantors. Upon any such resignation, the Requisite Purchasers shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Purchasers and shall have accepted such appointment within 30 days after the resigning Agent’s giving notice of resignation, then the resigning Agent may, on behalf of Purchasers, appoint a successor Agent, which shall be a Purchaser, if a Purchaser is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within 30 days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Purchasers shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Purchasers appoint a successor Agent as provided above. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Security Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent’s resignation hereunder, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Security Documents.

(f) No Imposition of Duties. The powers conferred on Agent and Secured Parties hereunder are solely to protect Agent and Secured Parties’ interest in the Collateral, and shall not impose any duty upon Agent or any Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Agent and each Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent and each Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Agent or such Secured Party accords its own property.

13. Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuance of an Event of Default, Agent or its designee may notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral have been assigned to Agent or that Agent has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral directly, and any collection costs and expenses shall constitute part of such Grantor’s Secured Obligations under the Transaction Documents.

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14. Remedies. Upon the occurrence and during the continuance of an Event of Default:

(a) Agent, on behalf of Secured Parties, may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Transaction Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any of Grantors or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale or other disposition, at any of Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as Agent may deem commercially reasonable. Without limiting the generality of the foregoing, the Purchaser may disclaim any and all representations and warranties in connection with any such sale or other disposition. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to any of Grantors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Agent is hereby granted a license or other right to use, without liability for royalties or any other charge, each Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks and advertising matter, URLs, domain names, industrial designs, other industrial or intellectual property or any property of a similar nature, whether owned by any of Grantors or with respect to which any of Grantors have rights under license, sublicense, or other agreements, (but only to the extent (i) such license, sublicense or agreement does not prohibit such use by Agent and (ii) such Grantor will not be in default under such license, sublicense or other agreement as a result of such use by Agent) as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of the Purchaser.

(c) Any cash held by Agent or Secured Parties as Collateral and all cash proceeds received by Agent or Secured Parties in respect of any sale of, collection from, or other realization in any manner upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees) of Agent in connection with enforcing the rights of the Purchasers under this Agreement and the other Transaction Documents; SECOND, to the payment of all reasonable out of pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) of each of the Purchasers in connection with enforcing its rights under this Agreement and the other Transaction Documents; THIRD, to the payment of all accrued and unpaid fees and interest pro rata among the Purchasers based on the principal outstanding of each Note in relation to the aggregate principal outstanding of all Notes; FOURTH, to the payment of the outstanding principal amount of the Notes pro rata among the Purchasers based on the principal outstanding of each Note in relation to the aggregate principal outstanding of all Notes; and FIFTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

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In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.

(d) Each Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction.

(e) Notwithstanding anything contained in this Agreement to the contrary, each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser or Agent to be joined as an additional party in any proceeding for such purpose; provided that any Purchaser protecting and enforcing its rights hereunder shall give prior written notice to each other Purchaser and Agent thereof and all collections shall be applied as set forth in Section 14.

15. Remedies Cumulative. Each right, power, and remedy of each Secured Party as provided for in this Agreement or in the other Transaction Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Transaction Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Agent or any Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Agent or any Secured Party of any or all such other rights, powers, or remedies.

16. Marshaling. Agent and Secured Parties shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Agent’s and Secured Parties’ rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

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17. Indemnity and Expenses.

(a) Each Grantor agrees to indemnify Agent and each Secured Party from and against all claims, lawsuits and liabilities (including reasonable attorneys’ fees) growing out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction, and subject to any other express limitations set forth herein. This provision shall survive the termination of this Agreement and the repayment of the Secured Obligations.

(b) Grantors, jointly and severally, shall, upon demand, pay to Agent all the fees, costs, charges and expenses which Agent may reasonably incur in connection with (i) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Transaction Documents, (ii) the exercise or enforcement of any of the rights of Agent or Secured Parties hereunder or (iii) the failure by any of Grantors to perform or observe any of the provisions hereof.

18. Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any of Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and the Requisite Purchasers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Agent and the Requisite Purchasers and each of Grantors to which such amendment applies.

19. Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Agent and each Secured Party at its address specified in the Subscription Agreements, and to any of the Grantors at their respective addresses specified on the signature pages hereto, as applicable, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

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21. Continuing Security Interest: Assignments under Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Obligations have been indefeasibly paid in full or otherwise terminated in accordance with the provisions of the Transaction Documents, (b) be binding upon each of Grantors, and their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, Agent and each Secured Party, and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), Agent and each Secured Party may, in accordance with the provisions of the Transaction Documents, assign or otherwise transfer all or any portion of its rights and obligations thereunder to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Agent and Secured Parties herein or otherwise. Upon indefeasible payment in full or other termination of the Obligations in accordance with the provisions of the Transaction Documents, the Security Interest granted hereby shall automatically terminate and all rights to the Collateral shall automatically revert to Grantors or any other Person entitled thereto. At such time, Agent and Secured Parties shall authorize the filing of appropriate termination statements to terminate such Security Interests and shall execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Grantors may reasonably request, in order to effectuate the foregoing termination of such Security Interests. No transfer or renewal, extension, assignment, or termination of this Agreement, or any other instrument or document executed and delivered by any Grantor to Agent or any Secured Party nor any additional loans made by Secured Parties to the Grantors, or any of them, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by Agent or Secured Parties, shall release any of Grantors from any obligation, except a release or discharge executed in writing by Agent and Secured Parties in accordance with the provisions of the Transaction Documents. Agent and Secured Parties shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Agent and Secured Parties and then only to the extent therein set forth. A waiver by Agent or Secured Parties of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Agent or Secured Parties would otherwise have had on any other occasion.

22. Governing Law.

(a) THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SECURED PARTY ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. AGENT, EACH SECURED PARTY AND EACH GRANTOR WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 22(b).

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(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AGENT, EACH SECURED PARTY AND EACH GRANTOR HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. AGENT, EACH SECURED PARTY AND EACH GRANTOR REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

23. Agent and Secured Party. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Agent” or “Secured Parties” shall be a reference to Agent or Secured Parties, and the successors and assigns of each.

24. Miscellaneous.

(a) This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

(b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(c) Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

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(d) The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(e) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than unasserted contingent indemnification Obligations. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written:

GRANTORS:

ADHERA THERAPEUTICS, INC.

By:	/s/ Nancy R. Phelan
Name:	Nancy R. Phelan
Title:	Chief Executive Officer

MDRNA RESEARCH, INC. CEQUENT PHARMACEUTICALS, INC. ITHENAPHARMA, INC. On behalf of each of the above entities:
By:	/s/ Nancy R. Phelan
Name:	Nancy R. Phelan
Title:	President

[SIGNATURE PAGE TO SECURITY AGREEMENT]

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AGENT:

/s/ Jeff S. Phillips
Jeff S. Phillips

[SIGNATURE PAGE TO SECURITY AGREEMENT]

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PURCHASERS:	[__]

By:
Name:
Title:

[SIGNATURE PAGE TO SECURITY AGREEMENT]

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